Exhibit 99.1

1999 Bryan Street, Suite 1200 Dallas, Texas 75201 +1 214.638.0145

Press Release

FOR IMMEDIATE RELEASE	March 26, 2020

Jacobs Strengthens Financial Flexibility with Additional Liquidity Capacity

DALLAS - Jacobs (NYSE:J) announced effective March 25, 2020 it entered into a new term loan facility. Under the terms of the facility, the company borrowed $730 million and a U.K. subsidiary borrowed £250 million with a maturity in March 2025.  The proceeds will be used for general corporate purposes including the repayment of certain debt. Borrowings under the term loan will bear interest at the prevailing LIBOR rate plus a margin of between 0.875% and 1.50%.

President and CFO Kevin Berryman said, “Jacobs has made significant progress transforming to a business model aligned to longer term margin enhancing growth opportunities in sectors such as national security, space exploration, environmental and water resiliency, transportation related infrastructure and the convergence of information and operational technology.”

Berryman continued, “We are pleased that our strategic actions have facilitated our ability to execute this transaction, thereby further enhancing the company’s financial flexibility through an additional $1 billion of liquidity capacity, which brings our total cash on hand and revolver capacity to more than $2 billion. Given the current market conditions, we are pleased that our banking partners recognized the financial strength associated with our transformed company and thank them for their continued partnership.” The company will provide further details in a Form 8-K to be filed with the Securities and Exchange Commission.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $13 billion in revenue and a talent force of more than 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. Visit jacobs.com and connect with Jacobs on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this release that are not based on historical fact are forward-looking statements. We base these forward-looking statements on management's current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic and the related reaction of governments on global and regional market conditions and the company’s business. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements, see our Annual Report on Form 10-K for the year ended September 27, 2019, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the company's other filings with the Securities and Exchange Commission. The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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For additional information contact:

Investors:

Jonathan Doros, 817-239-3457

jonathan.doros@jacobs.com

Media:

Marietta Hannigan, 214-920-8035

marietta.hannigan@jacobs.com